Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Golden Health Holdings, Inc. (the “Company”) on Form 10-KSB for the period ended September 30, 2002 filed with the Securities and Exchange Commission (the “Report”), we, Hoi-ho Kiu, Chief Executive Officer of the Company, and Maggie Kwok, Chief Financial Officer of the Company, certify, pursuant to 18 U.S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a)  or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

/s/ Hoi-ho Kiu
Hoi-ho Kiu
Chief Executive Officer
December 18, 2005

/s/ Maggie Kwok
Maggie Kwok
Chief Financial Officer
December 18, 2005